UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    March 16, 2017

   TUCOWS INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)      On March 16, 2017, Michael Cooperman, Chief Financial Officer of Tucows, Inc. (the “Company”), notified the Company that he will retire from his role of Chief Financial Officer, effective April 1, 2017, after 18 years of service with the Company. Mr. Cooperman has agreed to remain in a senior advisory role with the Company and serve as a Strategic Advisor to ensure a smooth transition.

(c)      On March 17, 2017, the Board of Directors of the Company appointed Dave Singh as Chief Financial Officer of the Company, effective April 1, 2017. Mr. Singh will serve in the capacity of both the principal financial officer and the principal accounting officer of the Company. Mr. Singh joined the Company in February 2016 and has served since that time as Vice President Finance of the Company.

Prior to joining the Company, Mr. Singh spent eight years at KPMG LLP in Vancouver, British Columbia, Canada, primarily focusing on public company audits in the technology field. After leaving KPMG LLP, Mr. Singh joined TELUS Communications (“TELUS”) and held progressive roles, including Director of TELUS Financial Reporting and Analysis, Director of Retail and most recently Chief Financial Officer of TELUS International, TELUS’ outsourcing division. Mr. Singh is a Chartered Professional Accountant with the Institute of Chartered Professional Accountants of BC. He is a graduate of the Transportation and Logistics Management program from the Sauder School of Business at the University of British Columbia and holds a joint Executive MBA from Schulich School of Business at Northwestern University.

Item 7.01.     Regulation FD Disclosure.

On March 17, 2017, the Company issued a press release announcing the retirement of Mr. Cooperman as Chief Financial Officer of the Company and the appointment of Mr. Singh as Chief Financial Officer of the Company. The full text of such press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.      Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Exhibit
99.1	Press Release of Tucows Inc. dated March 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

By: /s/ Michael Cooperman

Michael Cooperman

Chief Financial Officer

Dated: March 20, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release of Tucows Inc. dated March 17, 2017.